Exhibit 99.1

Snap One Announces Completion of Acquisition by Resideo

Jun 14, 2024

CHARLOTTE, N.C., June 14, 2024 (GLOBE NEWSWIRE) -- Snap One Holdings Corp. (the “Company” or “Snap One”) (Nasdaq: SNPO) is pleased to announce that its acquisition by Resideo Technologies, Inc., a Delaware corporation (“Resideo”), was completed today. The acquisition was effectuated by the merger (the “Merger”) of a wholly-owned subsidiary of Resideo with and into the Company, with the Company surviving the Merger and becoming a wholly-owned subsidiary of Resideo.

Additional information about Resideo can be found at Resideo.com.

Media Contacts

Danielle Karr

Director, Public Relations & Events

Danielle.Karr@snapone.com